FIRST AMENDMENT TO LEASE AGREEMENT



         THIS FIRST AMENDMENT TO LEASE AGREEMENT entered into as of the day of August, 2000, by and between PR Reynolds Co., LLC, successor in interest to Robert F. Reynolds and Pauline Reynolds, with a mailing address of 4423 Silver Fox Drive, Naples, Florida 34119 ("Landlord");

and

         ARC Communications, Inc., (formerly known as Arc Slide Technologies, Inc.) a New Jersey corporation, with offices located at 788 Shrewsbury Avenue, Tinton Falls, New Jersey ("Tenant").

         WHEREAS, Landlord and ARC Slide Technologies, Inc entered into a lease agreement dated September 24, 1996 (the "Lease") for the use of certain premises now containing approximately 7,209 square feet of rentable square feet (the "Existing Premises") as more particularly described in the Lease; and

         WHEREAS, the Tenant desires to lease additional space from the Landlord, consisting of 1949 square feet of office space, outside dimensions (inclusive of a proportionate share of core and common areas) as more particularly shown on Exhibit "B" attached hereto (the "First Expansion Space"); and

         WHEREAS, the Tenant and Landlord desire to amend the Lease in order to provide for the terms of leasing the First Expansion Space and to memorialize other changes they have agreed to concerning the Lease by entering into this First Amendment to Lease.

         NOW, THEREFORE, in consideration of terms and conditions hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant agree as follows:


         1. Certain Definitions. Unless specifically defined herein or the context clearly requires a different meaning, the words and phrases used herein that are defined in the Lease and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease. The term "First Effective Date" as used herein means the date that Landlord delivers the First Expansion Space to Tenant. The term of the Lease is hereby confirmed as presently ending on November 30, 2001.


         2. First expansion space. Effective as of the First Effective Date, Landlord leases to Tenant and Tenant hereby leases from Landlord the First Expansion Space. As of the First Effective Date, the Premises and all references thereto throughout the Lease shall include the First Expansion Space and the total square footage of the Premises shall contain 9,158 rentable square feet (hereinafter


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
referred to as the "Total Leased Space"). The term hereof shall be conterminous with the term of the Lease, as extended by virtue of the exercise of the Tenant's Option to Renew as more specifically provided below.

         3. Rent. Tenant covenants and agrees to pay to Landlord, at such place as Landlord may designate, without deduction or setoff, except as otherwise expressly provided in the Lease, over and above the Rent payable under the Lease for the Existing Premises, additional rent for the First Expansion Space as follows:

                               (a) During the period beginning on the First Effective Date through the term of the Lease, the sum of $3 7,031.04 per annum, in equal monthly installments of $3,085.92 each, in advance on the first day of each and every calendar month during said period. Upon execution hereof, Tenant will pay to Landlord the amount which will be due for the first months rent beginning on the First Effective Date. In the event the First Effective Date falls on a day other than the first day of a month, then the payment due on the first day of the first month following the First Effective Date will be adjusted proportionally to reflect the portion of the prior month for which possession had not been delivered to Tenant.


         4. First Expansion Space. Tenant acknowledges that the First Expansion Space is being delivered to Tenant in a strictly "AS IS" condition. Any modifications of the First Expansion Space shall be at the sole cost and expense of Tenant, and subject to the applicable provisions of the Lease.
         5. First Effective Date. Landlord and Tenant anticipate that the First Expansion Space will be turned over to Tenant, and hence the First Effective Date will be, on October 1,2000. In the event the Landlord is unable to deliver the First Expansion Space on such date by reason of the holding over or retention of possession by any tenant or occupant, this First Amendment shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay beyond the abatement of rent for the First Expansion Space until the Landlord is able to deliver possession of the First Expansion Space to Tenant; provided, however, in the event Landlord has not delivered possession of the First Expansion Space to Tenant on or before November 1,2000, Tenant may terminate this First Amendment, in which event this First Amendment will be deemed null and void and of no further force or effect.

         6. Utilities. As of the First Effective Date, it is expressly understood and agreed that Tenant, at its sole cost and expense, shall be responsible for the full payment of the following items of service applicable to its use and occupancy of the First Expansion Space without any claim for contribution or reimbursement by Landlord:

               (a) Electricity separately metered for the First Expansion Space;
               (b) Janitorial  and  cleaning  service  for the  First  Expansion
                   Space, including general building supplies and lavatory supplies;
               (c) Exterminating costs for the First Expansion Space;
               (d) Gas separately metered for the First Expansion Space;
               (e) Any other utilities actually used directly by Tenant.




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

         7. Brokerage. Landlord and Tenant represent to each other that they have dealt with no real estate broker or salesperson in connection with this Firs Amendment to Lease Agreement. Landlord and Tenant further agree to indemnify, defend and hold harmless the other party form and against all loss, cost, expense and damage, including attorneys fees, arising out fo a breach of the foregoing representation. Landlord shall be solely responsible for any and all brokerage commissions which may be due to any broker or salesperson arising out of the Lease or any brokerage commission agreement executed by Landlord in connection with the Lease.

         8. Security Deposit. Upon execution hereof. Tenant will deposit with Landlord $3,085.92 as additional security under the Lease, to be held by Landlord in accordance with the provisions of paragraph 38 of the Lease and representing the security deposit for the First Expansion Space.

         9. Tenant. Tenant hereby represents that Tenant hereunder was formerly known as ARC Slide Technologies, Inc.

         10.  Amendments  to  Lease.   Upon  execution  hereof,   the  following
amendments to the Lease shall simultaneously be effective:

           A. By execution of this First Amendment, Tenant hereby exercises its option to renew the Lease pursuant to Paragraph 39 thereof. Effective December 1,2001, the parties hereby agree that the annual Renewal Base Rent on the Existing Premises will be $136,971.00, payable in monthly installment of$ 11,414.25 each. Accordingly, effective December 1,2001 the Base Rent due and payable on a monthly basis for the Total Leased Space will be $14,500.17.

           B. Effective December 1, 2001, Tenant at its sole cost and expense, shall be responsible for the full payment of the following items of service applicable to its use and occupancy of the Existing Premises without any claim for contribution or reimbursement by Landlord:

               (a) Electricity separately metered for the Existing Premises;
               (b) Janitorial  and cleaning  service for the Existing  Premises, including general building supplies and lavatory supplies;
               (c) Exterminating costs for the Existing Premises;
               (d) Gas separately metered for the Existing Premises;
               (e) Any other utilities actually used directly by Tenant.

           C. Simultaneous with the payment of the rent due December 1,2001, Tenant will pay to Landlord an additional $3,003.75 representing the additional security deposit due for the Existing Premises, bringing the total security deposit held on the Existing Premises to $11,414.25.

           D. Upon execution hereof, as a result of the exercise of the Tenant's Option to Renew, the term of the Lease is hereby extended to November 30, 2006.

           E. At any time following execution hereof. Landlord agrees to reimburse Tenant up to $15,000.00 towards the cost of tenant improvements to be completed by Tenant in the First Expansion Space. Reimbursement by Landlord to the extent of such tenant improvements shall be made within thirty (30) days of delivery to Landlord by Tenant of invoices evidencing such tenant improvements along with proof of payment of the same by Tenant.

           F. Furthermore, Landlord agrees to pay to Tenant the amount of $10,000.00 to be



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

 used by Tenant towards the cost of refurbishing the Existing Space. Reimbursement by Landlord to the extent of such refurbishment of the Existing Space shall be made within thirty (30) days of delivery to Landlord by Tenant of invoices evidencing such refurbishment along with proof of payment of the same by Tenant.

           G. On or about December 1, 2001, Landlord agrees to reimburse Tenant up to an additional $15,000.00 towards the cost of tenant improvements to be completed by Tenant in the Existing Premises. Reimbursement by Landlord to the extent of such tenant improvements shall be made within thirty (30) days of delivery to Landlord by Tenant of invoices evidencing such tenant improvements along with proof of payment of the same by Tenant.

           H. Tenant hereby agrees that to the extent Tenant makes any modifications, improvements, repairs, or the like to any of the mechanical, electrical, plumbing, or similar services in the Total Leased Space, Tenant will utilize subcontractors specifically approved in advance by Landlord, which consent will not be unreasonably withheld.

         11. Sharpe Capital and Other Contiguous Space. In the event during the term of the Lease, the area presently rented by Sharpe Capital (the "Sharpe Capital Space") becomes vacant, and available for rent, due to the termination of the Sharpe Capital lease or tenancy, and if at said time, Tenant shall not be in default in the performance of any of the material terms, covenants and conditions of this Lease and this Lease shall not have been terminated and shall be in full force and effect. Landlord shall not lease said space to a third party without first giving Tenant notice of the availability ("Notice of Availability") of said space. Tenant may then notify Landlord (which notification must be given within two weeks of receipt of Landlord's Notice of Availability) in the event Tenant wishes to lease all of said space (Tenant shall not have the right to exercise its right to lease only a portion of said space). In the event Tenant so notifies Landlord, Landlord and Tenant shall enter into a Lease Amendment agreement, incorporating the said space into the Total Leased Space, on the same terms and conditions as provided herein, except that the rent to be payable for the Sharpe Capital space will be at the monthly rate of $5,750.00, plus utilities, plus any escalations otherwise provided in the Lease, and the term of which shall be conterminous with the term hereunder. Tenant will accept such space in its AS IS condition. In the event Tenant fails to exercise its right to incorporate said space into its Total Leased Space as provided herein. Landlord may rent the said space to any third party or parties on such terms as are acceptable to Landlord. Upon incorporation of the Sharpe Capital space into the Total Leased Space, Tenant will pay an additional Security Deposit to Landlord in the amount of $5,750.00, representing the amount of the monthly Base Rent due for the Sharpe Capital space. In the event other space contiguous (the "Other Contiguous Space") to the Tenant's space becomes vacant and available for rent. Landlord will endeavor to notify Tenant of the availability of the Other Contiguous Space so that Tenant will have the opportunity to offer to lease said space. Failure of the Landlord to notify Tenant, however, shall not constitute a default by Landlord, nor give Tenant's any rights against Landlord by virtue of such failure.

         12. Amendment to Paragraph 3.2 of Lease Paragraph 3.2 of the Lease is hereby amended by changing the ten (10) days within which any payment due Landlord must be paid to seven (7)

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


days. Accordingly, if any payment due Landlord from Tenant shall not be received by Landlord, or Landlord's designee, within seven (7) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five (5) percent of such overdue amount.

         13. Reaffirmation and conflicts. All of the terms, covenants and conditions of the Lease shall continue in full force and effect, and the same are hereby reaffirmed, remade and rewritten, except to the extent that any such terms, covenants or conditions have been nullified hereby or conflict or are inconsistent with the terms of this Amendment, in which event the terms of this Amendment shall, in all respects, govern and prevail. Tenant acknowledges that to the best of its knowledge, it has no claims, defenses, or offsets regarding the performance of any of its obligations under the Lease, nor any claims against Landlord or its agents.

         14. Binding effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No reference in the preceding sentence to assigns shall be deemed to authorize any assignment or other transfer, in whole or in part, of the interest of Tenant in violation of any of the provisions of the Lease.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.



WITNESS:                                LANDLORD:
                                        PR Reynolds Co., LLC



/s/ Jay Cusiak                          By: /s/ Robert Reynolds
---------------------                           --------------------------------
Jay Cusiak                                  Robert Reynolds, Member


WITNESS:                                TENANT:
                                        Arc Communications, Inc.


/s/ Linda Gialenella                    By: /s/ Steve Meyer
---------------------                     --------------------------------------
Linda Gialenella                           Steve Meyer, President



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